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                                                                      EXHIBIT 11
                                3D SYSTEMS CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                        PRIMARY AND FULLY DILUTED COMPUTATION

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                                                               Three Month Periods Ended
                                                         ----------------------------------
                                                         March 29, 1996       March 28, 1997
                                                         --------------       --------------
PRIMARY EARNINGS PER SHARE
Net income                                                 $1,121,243          $  387,546
                                                           ----------          ----------
                                                           ----------          ----------
Applicable common and common stock
 equivalent shares:
  Weighted average number of shares of common
    stock outstanding during the period                    11,286,908          11,359,662

 Incremental number of shares outstanding during
  the period resulting from the assumed exercises
  of stock options and warrants                               489,835             397,842
                                                           ----------          ----------

 Weighted average number of shares of common
  stock and common stock equivalents during the
  period                                                   11,776,743          11,757,504
                                                           ----------          ----------
                                                           ----------          ----------

Primary earnings per share                                 $      .10          $      .03
                                                           ----------          ----------
                                                           ----------          ----------


FULLY DILUTED EARNINGS PER SHARE

Net income                                                 $1,121,243             387,546
                                                           ----------          ----------
                                                           ----------          ----------

Applicable common and common stock equivalent
 shares:
  Weighted average number of shares of common
   stock outstanding during the period                     11,286,908          11,359,662

 Incremental number of shares outstanding during
  the period resulting from the assumed exercises
  of stock options and warrants                               489,931             397,842
                                                           ----------          ----------

 Weighted average number of shares of common
  stock and common stock equivalents outstanding
  during the period                                        11,776,839          11,757,504
                                                           ----------          ----------
                                                           ----------          ----------

Fully diluted earnings per share                           $      .10          $      .03
                                                           ----------          ----------
                                                           ----------          ----------

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